UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

MBIA Inc. announced today that its wholly-owned subsidiary MBIA Insurance Corporation ("MBIA Corp.") has issued a notice to the Fiscal Agent and the registered holder of MBIA Corp.'s 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the "Notes"), in accordance with the terms of the Fiscal Agency Agreement governing the Notes, that the New York State Department of Financial Services (“NYSDFS”) has denied MBIA Corp.’s request to make the interest payment on the Notes scheduled for payment on April 15, 2013 and the interest payment on the Notes that was originally scheduled for payment on January 15, 2013 (together, the “Proposed Interest Payments”). Pursuant to the Fiscal Agency Agreement MBIA Corp. is required to use its best efforts to obtain the approval of the NYSDFS for the payment of interest on each interest payment date, and in the event an approval has not been obtained, to continue to use its best efforts to obtain approval promptly thereafter.

In accordance with the terms of the Fiscal Agency Agreement, MBIA Corp. will not make the Proposed Interest Payments because pursuant to Section 1307 of the New York Insurance Law and the Fiscal Agency Agreement, any payment on the Surplus Notes may be made only with the prior approval of the NYSDFS, and no such payment becomes due absent NYSDFS approval.  Accordingly, MBIA Corp. is not required to make the Proposed Interest Payments under the terms of the Fiscal Agency Agreement, and the non-payment does not constitute a default under the Fiscal Agency Agreement or any other MBIA Corp. or MBIA Inc. agreement.

In accordance with the terms of the Fiscal Agency Agreement, MBIA Corp. is required to provide five business days’ notice to the Fiscal Agent and the registered holder of the Notes prior to the interest payment date if it has not received approval by such date to pay the interest due on the interest payment date.  In accordance with the terms of the Fiscal Agency Agreement, MBIA Corp. will also provide notice to the Fiscal Agent if it has not made the scheduled interest payment on the scheduled interest payment date.

The Proposed Interest Payments will be due on the first business day on or after which MBIA Corp. obtains approval to make such payments.  No interest will accrue on the deferred interest.

MBIA Corp. does not intend to make further public announcements regarding Note interest payments or requests for NYSDFS approval of Note interest payments except at any time when the NYSDFS approval or non-approval of any interest payment changes from the immediately preceding request for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	April 8, 2013